                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           POWER-ONE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                740 CALLE PLANO
                          CAMARILLO, CALIFORNIA 93012

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Power-One, Inc. which will be held at the Radisson Hotel, located at 30100 Agoura Road, Agoura Hills, California on Tuesday, May 5, 1998, at 10:00 A.M. (local time).

    At the Annual Meeting, holders of Common Stock will elect two Class I Directors. In addition, all stockholders will be asked to approve an amendment to the Company's 1996 Stock Incentive Plan and to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 1998 fiscal year. The attached Proxy Statement contains information about these matters.

    The Company's management would like you to attend. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date and return the enclosed proxy card which will indicate your vote upon the matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

    I hope you will be able to attend the Annual Meeting and look forward to seeing you on May 5, 1998.

                                          Sincerely,

                                                  [LOGO]

                                          Steven J. Goldman
                                          CHAIRMAN OF THE BOARD, CHIEF
                                          EXECUTIVE OFFICER AND PRESIDENT

April 6, 1998

                                     [LOGO]

                                740 CALLE PLANO
                          CAMARILLO, CALIFORNIA 93012

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 5, 1998

                            ------------------------

    The Annual Meeting of Stockholders of Power-One, Inc. (the "Company") will be held on Tuesday, May 5, 1998 at 10:00 A.M. (local time) at the Radisson Hotel, located at 30100 Agoura Road, Agoura Hills, California for the following purposes:

    (1) To elect two Class I Directors for a three year term, each of whom shall be elected by the holders of the Common Stock;

    (2) To approve an amendment to the Company's 1996 Stock Incentive Plan;

    (3) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the 1998 fiscal year; and

    (4) To transact such other business as may properly come before the Annual Meeting.

    Only stockholders of record at the close of business on March 25, 1998 will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment thereof. Each stockholder, even though he or she may presently intend to attend the Annual Meeting, is requested to sign and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the Annual Meeting may withdraw his or her proxy card and vote in person on each matter properly brought before the Annual Meeting.

    Please sign, date and mail the enclosed proxy card promptly in the enclosed envelope, so that your shares of stock may be represented at the meeting.

                                          By Order of the Board of Directors,

                                              [LOGO]

                                          Eddie K. Schnopp
                                          SECRETARY

April 6, 1998

                                     [LOGO]

                                740 CALLE PLANO
                          CAMARILLO, CALIFORNIA 93012

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                                    GENERAL

    Power-One, Inc. (the "Company") is furnishing this Proxy Statement to the holders of Common Stock of the Company (the "Stockholders") in connection with the solicitation of proxies for use at the Company's Annual Meeting of Stockholders to be held on Tuesday, May 5, 1998, at 10:00 A.M. (local time) and at any adjournment thereof. The Annual Meeting of Stockholders will be held at the Radisson Hotel, located at 30100 Agoura Road, Agoura Hills, California.

    The Board of Directors of the Company is making this solicitation. The Company's principal executive offices are located at 740 Calle Plano, Camarillo, California 93012, telephone (805) 987-8741. This Proxy Statement, proxy card and Notice of Annual Meeting of Stockholders are being mailed to stockholders on or about April 6, 1998.

    The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting, will be voted in accordance with the specifications made thereon. Proxies received by the Company on which no specification has been made by the Stockholder will be voted in favor of the nominees to the Board of Directors listed in this Proxy Statement, for approval of the amendment to the Company's 1996 Stock Incentive Plan described in this Proxy Statement and for the ratification of Deloitte & Touche LLP as the Company's independent public accountants for the 1998 fiscal year.

    Any Stockholder may revoke his or her proxy at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company at the address of the Company indicated above. A Stockholder may give notice by filing a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

    Stockholders of record at the close of business on March 25, 1998 are entitled to notice of and to vote at the Annual Meeting. On March 25, 1998 the issued and outstanding voting securities of the Company consisted of 17,059,585 shares of Common Stock.

    The Company will pay the cost of this proxy solicitation. Brokers and nominees should forward soliciting materials to the beneficial owners of the stock held of record by such persons. The Company will reimburse such persons for their reasonable forwarding expenses. In addition to the use of the mails, directors, officers and regular employees of the Company, who will not receive additional compensation therefor, may solicit proxies by personal contact or by telephone or other means of communication.

                               VOTING SECURITIES

    The Stockholders have one vote per share on all matters on which they are entitled to vote. Pursuant to the Company's Restated Certificate of Incorporation, the Stockholders will elect two Class I directors (the "Class I Directors"), each of whom will be elected for a three year term.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock will constitute a quorum for the holding of a meeting of the holders of Common Stock for the purpose of electing the two Class I Directors, approving an amendment to the 1996 Stock Incentive Plan and ratifying the appointment of Deloitte & Touche LLP as independent public auditors for the Company. Assuming the presence of such a quorum, the Class I Directors will be elected, the amendment to the 1996 Stock Incentive Plan will be approved and the appointment of Deloitte & Touche LLP as independent public auditors for the Company for the 1998 fiscal year will be ratified, each by a majority of the votes cast by the holders of the Common Stock.

    The inspector of elections appointed by the Company will count all votes cast in person or by proxy at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be treated as votes cast for purposes of determining the approval of any matter submitted for a vote of the stockholders.

                               BOARD OF DIRECTORS
                             ELECTION OF DIRECTORS

    The two nominees proposed for election as Class I Directors by the Stockholders at the Annual Meeting are Steven J. Goldman and Dr. Albert Y.C. Yu. Both of the nominees for director are currently serving as directors. Each director will serve until the annual meeting of Stockholders in 2001 or until his successor is elected and qualified or until the earlier of his death, resignation or removal.

    Proxies in the enclosed form will be voted, unless authority is withheld, for the two nominees for Class I Director named below. Each nominee has indicated his willingness to serve if elected, but if any nominee should become unable to serve, the proxies solicited hereby will be voted for the election of such other person as the Company's Directors shall select. The information below concerning each nominee has been furnished to the Company by such nominee.

                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS

    Each Stockholder may vote to elect two Class I Directors at the Annual Meeting. The nominees for election to the Board of Directors to represent the Stockholders are:

                                                                                                                FIRST
                                                                                                                YEAR
NAME OF NOMINEE                 AGE(1)                     PRINCIPAL OCCUPATION                      CLASS     ELECTED
-----------------------------  ---------  -------------------------------------------------------  ---------  ---------
Steven J. Goldman............     40      Chairman of the Board, Chief Executive Officer and           I        1988
                                            President of Power-One, Inc.

Albert Y.C. Yu...............     57      Senior Vice President, Intel Corporation                     I        1997

------------------------

(1) As of March 31, 1998.

    STEVEN J. GOLDMAN. Mr. Goldman became the President and Chief Executive Officer of the Company in 1990 and was named Chairman of the Board in February 1997. Mr. Goldman, who joined the Company in 1982, held several positions in the Company from 1982 through 1988, including Vice President of Engineering. From 1988 to 1990, Mr. Goldman was a Senior Vice President and the Chief Financial Officer of the Company. He received his B.S. degree in electrical engineering from the University of Bridgeport and his M.B.A. degree from Pepperdine University's Executive program. Mr. Goldman is a contributing member and co-membership chairman of the San Fernando Valley Chapter of the Young President's Organization.

    DR. ALBERT Y.C. YU. Dr. Yu, who became a director in October 1997, is a Senior Vice President of Intel Corporation. In his twenty-two years with Intel, Dr. Yu has held a number of senior management positions in manufacturing, technology development, product planning and general management. Prior to joining

Intel, Dr. Yu was Director of Device Physics at Fairchild Semiconductor. Dr. Yu received his Ph.D. and M.S. from Stanford University and his B.S. from California Institute of Technology, all in Electrical Engineering.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS I DIRECTORS LISTED ABOVE. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED IN FAVOR OF THE ABOVE NOMINEES UNLESS A CONTRARY CHOICE IS INDICATED.

                           CLASS II AND III DIRECTORS

    The following directors are currently directors of the Company and their terms have not expired. The Company expects these directors to continue to serve until the expiration of their terms.

                                                                                                              FIRST
                                                                                                              YEAR
NAME OF DIRECTOR                AGE(1)                    PRINCIPAL OCCUPATION                   CLASS(2)    ELECTED
-----------------------------  ---------  -----------------------------------------------------  ---------  ---------
Jon E.M. Jacoby..............     60      Director and Executive Vice President of Stephens         III       1995
                                            Group, Inc.

Douglas H. Martin............     44      Senior Vice President of Stephens Group, Inc.             II        1995

------------------------

(1) As of March 31, 1998.

(2) The Class II and Class III directors will be up for re-election at the Annual Meeting in 1999 and 2000, respectively.

    JON E.M. JACOBY. Mr. Jacoby is a director and an Executive Vice President of Stephens Group, Inc. Mr. Jacoby is a Senior Executive Vice President of Stephens Inc., an affiliate of Stephens Group, Inc., where he has been employed since 1963. He received his B.S. degree from the University of Notre Dame and his M.B.A. from Harvard Business School. He is a director of Delta & Pine Land Company and Beverly Enterprises, Inc.

    DOUGLAS H. MARTIN. Mr. Martin is a Senior Vice President of Stephens Group, Inc. and a Senior Vice President of Stephens Inc., where he has been employed since 1981. He received his B.A. degree in physics and economics from Vanderbilt University and his M.B.A. from the Stanford University Graduate School of Business.

                            DIRECTORS' COMPENSATION

    In consideration for acting as a director of the Company, each non-employee director is paid $5,000 for each year of service, as well as $3,000 for each Board of Directors, Compensation Committee and Audit Committee meeting attended. The Company's non-employee directors have also received, and will continue to receive, options to purchase the Company's Common Stock.

                          BOARD OF DIRECTORS MEETINGS

    The Board of Directors acted by the unanimous written consent of the board members on five occasions during 1997. Although the directors met unofficially on numerous occasions, there were no official board meetings in 1997.

                                BOARD COMMITTEES

AUDIT COMMITTEE

    The Company's Audit Committee, comprised of Messrs. Jacoby and Martin, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of such audit engagement, approves professional services provided by the independent public accountants, reviews independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee, which was established on October 1, 1997 did not meet in 1997.

COMPENSATION COMMITTEE

    The Company's Compensation Committee, comprised of Messrs. Jacoby and Martin, determines compensation of the Company's executive officers and administers the Company's 1996 Stock Incentive Plan (the "1996 Plan"). The current executive officers' salaries were set by the Board of Directors prior to the establishment of the Compensation Committee, except that Mr. Goldman did not participate in decisions regarding his salary. The Compensation Committee has also established a plan that sets forth the criteria for bonuses. See "Compensation Committee Report." The Compensation Committee, which was established on October 1, 1997 did not meet in 1997.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of March 15, 1998 by (i) all those known by the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock, (ii) each director and each executive officer of the Company and (iii) all directors and executive officers of the Company as a group. The address of each person listed is in care of the Company, 740 Calle Plano, Camarillo, California 93012, unless otherwise indicated.

                                                                                    SHARES
                                                                                 BENEFICIALLY
                                                                                     OWNED         PERCENTAGE OF ALL
                                                                               -----------------     COMMON STOCK
NAME OF BENEFICIAL OWNER                                                           NUMBER(1)          OUTSTANDING
-----------------------------------------------------------------------------  -----------------  -------------------
Stephens Group, Inc.(2)(3)...................................................       3,704,050               21.7%

Steven J. Goldman(4).........................................................       1,838,497               10.8

Eddie K. Schnopp(5)..........................................................         358,184                2.1

Dennis R. Roark..............................................................         523,275                3.1

David J. Hage................................................................         480,011                2.8

Brad W. Godfrey(6)...........................................................         244,438                1.4

Jon E.M. Jacoby(2)(7)........................................................       1,447,385                8.5

Douglas H. Martin(2)(8)......................................................         109,771              *

Albert Y.C. Yu...............................................................           5,300              *

All executive officers and directors as a group (8 persons)..................       5,006,861               29.4

------------------------

*   Less than one percent.

(1) Gives effect to options exercisable within 60 days of March 15, 1998.

(2) Address is c/o Stephens Group, Inc., 111 Center Street, Little Rock, Arkansas 72201.

(3) Based on a report on Schedule 13D filed on December 30, 1997 and a Form 4 filed in March 1998 by Stephens Group, Inc., affiliates of Stephens Group, Inc. own, in the aggregate, an additional 3,990,590 shares (23.4% of shares outstanding). Stephens Group, Inc. has advised the Company that it does not act as a group with any of its affiliates. Mr. Jacoby is a director and an officer of Stephens Group, Inc. and its subsidiary, Stephens Inc. Mr. Martin is an officer of Stephens Group, Inc. and its subsidiary, Stephens, Inc.

(4) Includes 750 shares owned by Mr. Goldman's wife's mother. Mr. Goldman disclaims beneficial ownership of such shares.

(5) Includes 114,849 shares owned by Ms. Koep who is married to Mr. Schnopp and 1,300 shares owned by a trust for the benefit of Mr. Schnopp's children. Mr. Schnopp disclaims beneficial ownership of such shares.

(6) Includes 1,750 shares owned by Mr. Godfrey's brother. Mr. Godfrey disclaims beneficial ownership of such shares.

(7) Includes: 52,272 shares owned by J & J Partners as to which Mr. Jacoby has shared power to vote and shared power of disposition, 209,088 shares owned by Jacoby Enterprises, Inc., as to which Mr. Jacoby has sole power to vote and sole power of disposition, 143,748 shares owned by Coral Two Corporation as to which Mr. Jacoby has sole power to vote and sole power of disposition, 23,522 shares owned by Delaware Charter Guarantee & Trust F/B/O Jon E.M. Jacoby Keogh as to which Mr. Jacoby has sole power to vote and sole power of disposition, and 94,089 shares owned by Coral Partners in which Mr. Jacoby is a general partner, and as to which Mr. Jacoby has shared power to vote and shared power of disposition; also includes shares held by the following entities as to which Mr. Jacoby disclaims beneficial ownership: 130,679 shares owned by Warren and Harriet Stephens Children's Trust UID 9/30/87 and 492,289 shares owned by Jackson T. Stephens Grandchildren's Trust AAAA UID 1/26/96 as to which Mr. Jacoby, as sole trustee, has sole power to vote and sole power of disposition; and includes 39,203 shares owned by Grandchild's Trust One UID 12/16/85, 39,203 shares owned by Grandchild's Trust Two UID 12/16/85, 39,203 shares owned by Grandchild's Trust Three UID 12/89, 30,000 shares owned by Susan Stephens Campbell 1995 Trust UID 12/4/95, 30,000 shares owned by Craig D. Campbell, jr. 1995 Trust UID 12/4/95 and 30,000 shares owned by Elizabeth Chisum Campbell 1995 Trust UID 12/4/95, as to which Mr. Jacoby, as a co-trustee, has shared power to vote and shared power of disposition. Does not include shares owned by Stephens Group, Inc. or other of its affiliates, except for the affiliates mentioned in this footnote.

(8) Includes: 41,818 shares owned by Stephens Inc. custodian for Douglas H. Martin IRA, as to which Mr. Martin has sole power to vote and sole power of disposition. Does not include shares owned by Stephens Group, Inc. or other of its affiliates.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

    In October 1997, the Company consummated its initial public offering (the "Initial Offering"), and concurrently the Board of Directors established the Compensation Committee. The Compensation Committee consists of Messrs. Jacoby and Martin, both of whom are independent, non-employee directors. The Compensation Committee is responsible for determining the compensation levels of the senior officers of the Company. The Compensation Committee also administers the Company's 1996 Plan and determines awards to be made under such plan to the Company's officers as well as all other eligible individuals.

    The Compensation Committee may consider other forms of compensation, both short and long-term, in addition to those described below, that is designed to link compensation with achieving financial targets.

    BASE SALARY. Basic compensation paid to the Company's executives during 1997 was established pursuant to pre-existing multi-year employment contracts between the executives and the Company in conjunction with decisions made by the Board of Directors. For 1998, the Compensation Committee set base salaries of the Company's executives at levels designed to attract and retain highly qualified individuals by offering a competitive salary.

    BONUS COMPENSATION. Bonuses for the Company's management in 1997 were based on a bonus plan that was approved by the Board of Directors (after discussions with Mr. Schnopp and Ms. Koep). The bonuses were based on the EBITDA results of the Company for the 1997 fiscal year. This bonus plan was adopted by the Compensation Committee for fiscal 1998. For more information on the bonus plan, please see the description provided under the "Employment Arrangements and Agreements" section of this Proxy Statement.

    DISCRETIONARY BONUS PLAN. In March 1998, the Compensation Committee adopted a discretionary Executive Incentive Bonus Plan (the "Discretionary Bonus Plan"). Under the Discretionary Bonus Plan, the Company's executive officers can receive, at the sole discretion of the Compensation Committee, a bonus of up to 50% of the executive's base salary (provided that total bonus compensation paid under all plans to an executive may not exceed 100% of such executive's base salary). This bonus is based upon the Compensation Committee's determination of an individual's contribution to the Company in conjunction with the Company (i) significantly exceeding projected earnings per share, (ii) having accelerated sales growth, (iii) executing acquisitions in an efficient manner, and (iv) achieving such other goals as the Board of Directors or the Compensation Committee may determine.

    EQUITY BASED COMPENSATION. The Compensation Committee will provide long-term incentives linked to an increase in stock value by awarding, in amounts, to persons, and at times it believes appropriate, stock options at the fair market value on the date of grant. Outstanding stock options of the executive officers of the Company, which were granted in 1996, are exercisable in various increments on the third through seventh anniversaries of the date of grant; provided, however, that such options may be exercisable on earlier dates if certain financial goals of the Company are met. In 1997, the Company reached certain of its financial targets and 20% of each officer's outstanding options became exercisable. Options granted to all non-employee directors are exercisable in annual 25% increments over a four-year period. For a more detailed discussion of the Company's stock incentive plan, please see the discussion in the "Employment Agreements and Arrangements" section of this Proxy Statement.

------------------------

* This section of the Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

    THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code limits the deductibility to the Company of cash compensation in excess of $1 million paid to the chief executive officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. The Company believes its bonus compensation and stock incentive plans (as previously described), except with respect to the discretionary management bonus plan, comply with the rules under Section 162(m) for treatment as performance-based compensation, allowing the Company to fully deduct compensation paid to executives under its plans.

                           THE COMPENSATION COMMITTEE

                      JON E.M. JACOBY    DOUGLAS H. MARTIN

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

    The following table sets forth, for the 1997, 1996 and 1995 fiscal years, a summary of annual and long-term compensation awarded to, earned by, or paid to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers (the "Named Executive Officers") of the
Company:

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                              ANNUAL COMPENSATION    -------------------
                                                             ----------------------  OPTIONS TO PURCHASE    ALL OTHER
NAME AND PRINCIPAL POSITION                         YEAR       SALARY      BONUS        COMMON STOCK      COMPENSATION
------------------------------------------------  ---------  ----------  ----------  -------------------  -------------
Stephen J. Goldman .............................       1997  $  302,536  $  189,085          --            $ 3,659,541(1)
  President and Chief Executive Officer                1996  $  302,536      --              82,000        $    *
                                                       1995  $  302,536  $  391,350          --            $    *

Eddie K. Schnopp ...............................       1997  $  130,104  $   81,315          --            $   468,650(2)
  Vice President--Finance and Logistics, Chief         1996  $  110,084      --              45,000             11,641(3)
  Financial Officer and Secretary                      1995  $  110,084  $   40,000          --            $    *

Dennis R. Roark ................................       1997  $  146,692  $   91,682          --            $   925,349(4)
  Executive Vice President                             1996  $  141,024      --              55,000        $    *
                                                       1995  $  141,024  $   40,000          --            $    *

David J. Hage ..................................       1997  $  132,548  $   95,473          --            $   922,752(5)
  Vice President--Sales and Marketing                  1996  $  125,008      22,500          55,000        $    *
                                                       1995  $  125,008  $   75,000          --            $    *

Brad W. Godfrey ................................       1997  $  114,109  $   62,700          --            $   500,895(6)
  Vice President--Worldwide Manufacturing              1996  $  107,640         200          45,000             36,013(7)
                                                       1995  $  107,640  $   40,200          --            $    21,767(8)

------------------------

*   Less than $50,000 or 10% of the total salary and bonus for said year.

(1) Includes: car allowance of $13,260, reimbursement of club expenses of $1,500, 401K matching of $4,602 and payment of $3,385,379 in cash and $254,800 of stock (based on the price on the date of issuance) pursuant to the terms of an employment and compensation agreement that provided for such payment upon, among other things, an initial public offering by the Company.

(2) Includes: car allowance of $7,800, 401K matching of $3,771 and payment of $365,673 in cash and $91,406 of stock (based on the price on the date of issuance) pursuant to the terms of an employment and compensation agreement that provided for such payment upon, among other things, an initial public offering by the Company.

(3) Includes: car allowance of $7,800 and 401K matching of $3,841.

(4) Includes: car allowance of $7,800, 401K matching of $3,053 and payment of $813,906 in cash and $100,590 of stock (based on the price on the date of issuance) pursuant to the terms of an employment and compensation agreement that provided for such payment upon, among other things, an initial public offering by the Company.

(5) Includes: car allowance of $7,800, 401K matching of $1,425 and payment of $685,159 in cash and $228,368 of stock (based on the price on the date of issuance) pursuant to the terms of an employment and compensation agreement that provided for such payment upon, among other things, an initial public offering by the Company.

(6) Includes: car allowance of $6,630, living expenses of $35,761, 401K matching of $1,425 and payment of $356,531 in cash and $100,548 of stock (based on the price on the date of issuance) pursuant to the terms of an employment and compensation agreement that provided for such payment upon, among other things, an initial public offering by the Company.

(7) Includes: car allowance of $13,260, living expenses of $21,229, and 401K matching of $1,524.

(8) Includes: car allowance of $13,260, living expenses of $7,500, and 401K matching of $1,007.

                     EMPLOYMENT ARRANGEMENTS AND AGREEMENTS

EMPLOYMENT CONTRACTS

    In 1997, each of Company's executive officers were employed pursuant to employment agreements with the Company. All such agreements have expired and the Company is not currently a party to any such agreement.

STOCK OPTION PLAN

    In February 1996, the Company and its stockholders adopted the Company's 1996 Stock Incentive Plan (as amended, the "Plan"). The Plan provides a means to attract, motivate, retain and reward key employees of the Company and its subsidiaries and promote the success of the Company. The Plan, as amended by the Board, provides that (i) the number of shares of Common Stock that may be subject to outstanding grants and awards under the Plan shall not exceed 1,000,000 shares plus 10% of any increase in outstanding shares that occur after August 31, 1997 (as measured on each December 31) and (ii) Non-Employee Directors will receive certain stock options, as described below. The maximum number of shares that may be subject to all awards granted to any individual in any calendar year is limited to 500,000 shares.

    The Plan provides that it will be administered by the Board of Directors or a committee appointed by the Board of Directors. The Board of Directors appointed the Company's Compensation Committee to administer the Plan after the Offering. The Plan empowers the Compensation Committee, among other things, to interpret the Plan, to make all determinations deemed necessary or advisable for the administration of the Plan and to award to officers and other key employees of the Company and its subsidiaries ("Eligible Employees"), as selected by the Compensation Committee, options, including incentive stock options ("ISOs") as defined in the code, stock appreciation rights ("SARs"), shares of restricted stock, performance shares and other awards valued by reference to Common Stock, based on the performance of the participant, the performance of the Company or its Common Stock and/or such other factors as the Compensation Committee deems appropriate. To date, only non-qualified stock options have been granted under the Plan.

    The Plan provides that options may be granted for such terms as the Compensation Committee may determine but not greater than ten years after the date of the Option. The Plan does not impose any minimum vesting period, post-termination exercise period or pricing requirement, although in the ordinary course, customary restrictions will likely be imposed. Options will generally be exercisable during the holder's employment by the Company or by a related company. Generally speaking, options which have become exercisable prior to termination of employment will remain exercisable for ninety days thereafter (180 days in the case of disability or death). Such periods, however, cannot exceed the expiration dates of the Options. The Committee has the authority to accelerate the exercisability of Options or (within the maximum ten-year term) extend the exercisability periods.

    Under the Plan, each director who is not an employee (a "Non-Employee Director") will be granted stock options to purchase 40,000 shares of Common Stock upon becoming a director at an exercise price equal to the market price of the Common Stock on that date. Non-Employee Directors on the date of the Offering were each granted stock options to purchase 40,000 shares of Common Stock on the date of the Offering at the public offering price. Dr. Yu, upon becoming a Director on the date of the Offer, was also granted additional stock options to purchase 60,000 shares of Common Stock at the public offering price. In addition, at the close of trading on the day of the annual stockholders meeting in each calendar year beginning in the fourth year following the initial grant, each Non-Employee Director on such date will be granted stock options to purchase 10,000 shares of Common Stock at an exercise price equal to the market price of the Common Stock on that date. All Non-Employee Director options have a 10-year term and will vest in equal annual installments over a four-year period commencing on the first anniversary of the grant date. If a Non-Employee Director's services are terminated for any reason other than the director's death, disability or retirement, any portion of stock options held by such director that are exercisable will remain exercisable for three months after such termination of services or until the expiration of the term of such option, whichever occurs first. If the Non-Employee Director dies, becomes disabled or retires, stock options held by such director will become exercisable immediately and remain exercisable for one year after the date of such termination of services or until the expiration of such option, whichever first occurs.

    The Plan may be terminated by the Compensation Committee or by the Board of Directors at any time. In addition, the Compensation Committee or the Board may amend the Plan from time to time, without the authorization or approval of the Company's stockholders, unless that approval is required by law, agreement or the rules of any exchange upon which the stock of the Company is listed. No Option may be granted under the Plan after February 22, 2006, although options previously granted may thereafter be amended consistent with the terms of the Plan.

    Upon the occurrence of a Change in Control Event (as defined in the Plan) in addition to acceleration of vesting, an appropriate adjustment to the number and type of shares or other securities or property subject to an option and the price thereof may be made in order to prevent dilution or enlargement of rights under options.

    Individual awards may be amended by the Compensation Committee in any manner consistent with the Plan, including amendments that effectively reprice options without changes to other terms. Amendments that adversely affect the holder of an option, however, are subject to his or her consent. The Plan is not exclusive and does not limit the authority of the Board of Directors or the Compensation Committee to grant other awards, in stock or cash, or to authorize other compensation, under any other plan or authority.

MANAGEMENT BONUS PLAN

    Under the Company's Management Bonus Plan, which covers certain key employees, the Named Executive Officers can earn bonuses of up to 62.5% of their salaries, except that Mr. Hage can earn a bonus of up to $100,000 under this plan and the sales bonus plan described below and Mr. Godfrey's bonus cannot exceed 50% of his salary. Bonuses are based on actual EBITDA realized by the Company during any fiscal year as a percentage of planned EBITDA. Mr. Hage, who is Vice President--Sales and Marketing, also participates in the Company's sales bonus plan. Bonuses under the sales bonus plan are based on increases in net sales over the prior year.

DISCRETIONARY BONUS PLAN

    Under the Discretionary Bonus Plan, the Company's executive officers can receive, at the sole discretion of the Compensation Committee, a bonus of up to 50% of the executive's base salary (provided that total bonus compensation paid under all plans to an executive may not exceed 100% of such executive's base salary). This bonus is based upon the Compensation Committee's determination of an individual's contribution to the Company in conjunction with the Company (i) significantly exceeding projected earnings per share, (ii) having accelerated sales growth, (iii) executing acquisitions in an efficient manner, and (iv) achieving such other goals as the Board of Directors or the Compensation Committee may determine.

401(K) SAVINGS AND THRIFT PLAN

    The Company has a defined contribution 401(k) plan that covers substantially all full-time Camarillo employees who have been employed during an open enrollment period. The 401(k) plan allows all such employees to defer amounts up to the statutory limit each year. The Company has a discretionary matching program under which, in 1997, the Company matched 50% of the first 3% and 25% of the next 3% of employee contributions.

EMPLOYEE STOCK PURCHASE PLAN

    The Company adopted, effective January 1, 1998, the Employee Stock Purchase Plan (the "Purchase Plan"), which is designed to furnish eligible employees of the Company and its subsidiaries an incentive to advance the best interests of the Company by providing a formal program whereby they may voluntarily purchase Common Stock of the Company at a favorable price and upon favorable terms. Generally speaking, all employees who work in the United States and are scheduled to work an average of at least 20 hours per week are eligible to participate in the Purchase Plan.

    Under the Purchase Plan, employees may designate between two and eight percent of their base compensation to purchase Common Stock. The exercise price of the Common Stock is 85% of the fair market value of the Common Stock at the beginning or end of each six month period, whichever is lower. Generally speaking, participants pay for the Common Stock through payroll deductions. The Purchase Plan will be administered by the Compensation Committee.

                       OPTION GRANTS IN FISCAL YEAR 1997

    There were no options granted to the Named Executive Officers in 1997.

    In 1996, the Named Executive Officers were granted options to purchase, in the aggregate, 282,000 shares of Common Stock.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1997 AND FISCAL YEAR-END OPTION VALUE

    The following table sets forth information with respect to exercisable and non-exercisable stock option held by the Named Executive Officers and the end of the 1997 fiscal year.

                                                                            NUMBER OF
                                                                           SECURITIES       VALUE OF UNEXERCISED
                                                                       UNDERLYING OPTIONS   IN-THE-MONEY OPTIONS
                                                                          AT FY-END(1)           AT FY-END
                                                                       -------------------  --------------------
                                       SHARES ACQUIRED      VALUE         EXERCISABLE/          EXERCISABLE/
NAME                                     ON EXERCISE      REALIZED        UNEXERCISABLE       UNEXERCISABLE(2)
-------------------------------------  ---------------  -------------  -------------------  --------------------
Steven J. Goldman....................         0               0               0/82,000         0/$  1,066,000

Eddie K. Schnopp.....................         0               0               0/45,000         0/$    585,000

Dennis R. Roark......................         0               0               0/55,000         0/$    715,000

David J. Hage........................         0               0               0/55,000         0/$    715,000

Brad W. Godfrey......................         0               0               0/45,000         0/$    585,000

------------------------

(1) The stock options listed were granted on February 23, 1996 pursuant to the Company's 1996 Stock Incentive Plan. The options become exercisable beginning in the third year after the grant, at a rate of 10% in each year for years three and four, 20% in year five, and 30% in each year for years six and seven as long as the optionee remains an employee of the Company; provided, however, that such options may be exercisable on earlier dates if certain financial goals of the Company are met. In 1997, the Company reached certain of its financial targets and 20% of each of the above officers' outstanding options became exercisable as of April 1, 1998. The maximum term of each option granted is 10 years from the date of grant. The exercise price was in excess of the value of the stock on the grant date, as determined in good faith by the Board of Directors on that date, based upon a review of a number of factors, including the Company's operating results and financial condition through the grant date.

(2) This amount represents solely the difference in the market price ($14.00) on the last trading day of the fiscal year, December 26, 1998, of those unexercised options which had an exercise price below such market price (i.e., "in-the-money options") and the respective exercise prices of the options. No assumptions or representations regarding the value of such options are made or intended.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

    The following is a comparison of the cumulative total stockholder return on a $100 investment in the Common Stock with the cumulative total return of a $100 investment in the Russell 2000 Index and the Nasdaq Stock Market, each for the period from September 30, 1997 (the day the Common Stock commenced trading) through December 31, 1997. The total return on the Common Stock is measured by dividing the difference between the Common Stock price at the end and the beginning of the measurement period by the Common Stock price at the beginning of the measurement period.

    The Russell 2000 Index and the Nasdaq Stock Market are intended to provide a relevant comparison of total annual return in the time period (through December 31, 1997) in which the Company's Common Stock has been publicly traded.

                                POWER-ONE, INC.
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    SEPTEMBER 30, 1997 TO DECEMBER 31, 1997*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                CUMULATIVE TOTAL RETURN
Based on reinvestment of $100 beginning September 30,
1997
                                                           Power-One  Russell 2000      NASDAQ
9/30/97                                                       100.00        100.00      100.00
10/1/97                                                       129.91        100.00      100.00
10/2/97                                                       128.57        100.49      100.72
10/3/97                                                       129.46        101.06      101.51
10/6/97                                                       140.18        101.54      101.87
10/7/97                                                       135.71        102.00      102.78
10/8/97                                                       136.61        101.97      103.05
10/9/97                                                       132.14        102.17      103.29
10/10/97                                                      133.93        102.27      102.88
10/13/97                                                      135.71        102.31      103.07
10/14/97                                                      133.04        102.04      102.51
10/15/97                                                      133.93        101.77      101.96
10/16/97                                                      132.59        100.54      100.55
10/17/97                                                      133.48         98.81       98.61
10/20/97                                                      132.59         99.82       99.71
10/21/97                                                      134.82        100.93      101.32
10/22/97                                                      137.50        100.78      101.05
10/23/97                                                      135.71         98.83       98.87
10/24/97                                                      135.71         98.43       97.67
10/27/97                                                      125.00         92.40       90.82
10/28/97                                                      137.50         94.55       94.84
10/29/97                                                      133.04         95.64       94.82
10/30/97                                                      130.36         94.28       92.91
10/31/97                                                      133.04         95.29       94.28
11/3/97                                                       130.36         96.98       96.43
11/4/97                                                       130.80         97.28       96.50
11/5/97                                                       135.71         97.82       96.87
11/6/97                                                       131.25         97.39       96.04
11/7/97                                                       132.14         96.72       94.80
11/10/97                                                      133.04         95.76       94.11
11/11/97                                                      133.93         95.32       93.76
11/12/97                                                      131.25         93.13       91.21
11/13/97                                                      124.11         93.12       92.16
11/14/97                                                      120.54         94.22       93.68
11/17/97                                                      123.21         95.81       95.49
11/18/97                                                      124.11         95.04       94.68
11/19/97                                                      125.00         94.72       94.73
11/20/97                                                      125.45         95.82       96.23
11/21/97                                                      123.21         95.68       95.89
11/24/97                                                      125.00         94.09       93.89
11/25/97                                                      125.00         93.89       94.01
11/26/97                                                      117.86         94.17       94.33
11/28/97                                                      116.96         94.55       94.69
12/1/97                                                       116.96         95.48       96.48
12/2/97                                                       112.50         95.12       95.03
12/3/97                                                       108.04         95.41       95.55
12/4/97                                                       109.82         95.65       95.45
12/5/97                                                       104.91         96.34       96.66
12/8/97                                                       103.57         97.22       97.71
12/9/97                                                       107.14         96.36       95.87
12/10/97                                                      109.82         95.19       94.46
12/11/97                                                      108.04         93.40       92.20
12/12/97                                                      107.59         92.95       90.91
12/15/97                                                      108.04         92.54       90.90
12/16/97                                                      105.36         93.55       91.88
12/17/97                                                      102.23         93.79       91.54
12/18/97                                                      100.89         92.45       90.11
12/19/97                                                      100.89         92.38       90.21
12/22/97                                                      100.89         93.00       90.64
12/23/97                                                       99.11         92.82       89.33
12/24/97                                                      100.00         92.60       88.71
12/26/97                                                      100.00         92.70       89.41
12/29/97                                                      100.00         93.84       90.96
12/30/97                                                      100.00         95.45       92.59
12/31/97                                                       98.21         96.11       92.90

------------------------

* This section of the Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and NASDAQ. These persons are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 28, 1997, the Company's officers, directors and greater than 10% beneficial owners complied with all applicable
Section 16(a) filing requirements, except that Dr. Yu inadvertently failed to make a required filing.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Prior to the Initial Offering, the Company had no compensation committee or other committee of the Board performing similar functions. Decisions concerning compensation of executive officers were made by the Company's Board, with input from Mr. Schnopp and Ms. Koep. No officer or employee of the Company, other than Mr. Goldman, Mr. Schnopp and Ms. Koep, participated in deliberations concerning such compensation matters. After the Offering, the Company has formed a Compensation Committee consisting of Messrs. Jacoby and Martin. Each of Messrs. Jacoby and Martin serve as officers of Stephens Group, Inc., the Company's largest stockholder, and Stephens Inc., a financial advisor to the Company that was the lead-underwriter of the Company's Offering.

                              CERTAIN TRANSACTIONS

NOTES PAYABLE TO THE COMPANY

    Ms. Koep and Mr. Martins, each an officer of the Company, executed promissory notes in favor of the Company on September 27, 1995 in connection with their purchase of Redeemable Preferred Stock of the Company. Each note had a face value of $100,000 and obligated the issuer to pay the Company the face amount of the note plus accrued interest at a rate of 10% per annum on September 27, 2002. Mr. Martins also executed two additional promissory notes in favor of the Company in 1997 in exchange for $11,000 that Mr. Martins requested for personal financial matters. These notes had an aggregate face value of $11,000 and each bore interest at a rate of 8.5% per annum. All of the aforementioned notes could be prepaid without penalty. All such notes were paid in their entirety in October 1997.

STEPHENS INC. TRANSACTIONS

    In 1997 and 1998, the Company engaged Stephens Inc. as a financial advisor to the Company. In their position as financial advisor, Stephens Inc. was the lead-underwriter for the Company's Offering and is currently assisting the Company in locating and analyzing various investment opportunities. The Company paid Stephens Inc. approximately $1,700,000 in 1997 as fees for its role as the lead underwriter in the Company's Initial Offering. All compensation paid to Stephens Inc. has been on terms the Company believes to be fair and reasonable for the services performed. Stephens Inc. is an affiliate of Stephens Group, Inc. Two of the Company's directors, Messrs. Jacoby and Martin, are officers of Stephens Inc. and Stephens Group, Inc.

                     AMENDMENT TO 1996 STOCK INCENTIVE PLAN

    In March 1998, the Board of Directors amended the Plan (the "Amendment"), subject to Stockholder approval, to automatically adjust the shares covered by the Plan, including those subject to outstanding options, on each December 31 to 10% of the outstanding shares of the Company on that date. Thus, the number of shares available under the Plan at the end of each calendar year will be increased by the aggregate shares issued upon exercise of any options during that year. In addition, the number of shares covered by the Plan will also be increased by 10% of all other shares issued during the year. The Amendment is set forth in Exhibit A to this Proxy Statement.

    The Board of Directors believes that the Amendment will benefit the Company by increasing the number of options available for grant, thereby providing the Board of Directors and management with the ability to grant additional stock awards in attracting and retaining key personnel.

    Approval of the Amendment will require the affirmative vote of a majority in voting shares of Common Stock represented in person or by proxy at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED IN FAVOR OF APPROVAL OF THE AMENDMENT UNLESS A CONTRARY CHOICE IS INDICATED.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Upon recommendation of the Audit Committee, the Board of Directors of the Company has appointed Deloitte & Touche LLP as the Company's independent public auditors for the 1998 fiscal year. Deloitte & Touche LLP has served as the Company's independent public auditors since 1993. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP in fiscal 1997 included the examination of the Company's financial statements for the fiscal year ended December 28, 1997, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various tax matters.

    The Company expects representatives of Deloitte & Touche LLP to be present at the Annual Meeting and to be available to respond to appropriate questions from Stockholders. The Deloitte & Touche LLP representatives will be given an opportunity to make a statement if they desire.

    Ratification of appointment of Deloitte & Touche LLP as the Company's independent public auditors for fiscal 1998 will require the affirmative vote of a majority in voting shares of the Common Stock represented in person or by proxy at the Annual Meeting. If the stockholders do not make such ratification, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 1998. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED IN FAVOR OF THE RATIFICATION OF DELOITTE & TOUCHE LLP FOR FISCAL 1998 UNLESS A CONTRARY CHOICE IS INDICATED.

                        FINANCIAL AND OTHER INFORMATION

    The Company's Annual Report for the fiscal year ended December 28, 1997, including financial statements, is being sent to stockholders of record as of the close of business on March 25, 1998 together with this Proxy Statement. The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 28, 1997 as filed with the Commission to any Stockholder who submits a written request to the Secretary, at the Company's offices, 740 Calle Plano, Camarillo, California 93012.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 1999 annual meeting of stockholders must be received by the Company at its principal executive offices not later than December 30, 1998 for inclusion in the Company's proxy statement and form of proxy relating to the meeting.

                                 OTHER MATTERS

    The Board of Directors knows of no matters to be presented for action by the stockholders at the Annual Meeting other than those described in this Proxy Statement. Unless otherwise indicated, if any other matter is properly brought before the meeting and may be properly acted upon, the persons named in the accompanying form of proxy will be authorized by such proxy to vote the proxies thereon in accordance with their best judgment.

                                          For the Board of Directors

                                              [LOGO]

                                          Eddie K. Schnopp
                                          SECRETARY

April 6, 1998

                                   EXHIBIT A
                   POWER-ONE, INC. 1996 STOCK INCENTIVE PLAN

                               AMENDMENT TO PLAN

    Section 1.4.1(a) shall be replaced by the following paragraph:

       "(a) AGGREGATE LIMIT. The maximum number of Shares subject to outstanding Awards granted to Eligible Persons under this Plan and available for additional Awards under this Plan shall not exceed 1,000,000 plus 10% of the total of (i) the number of Shares outstanding on each December 31 beginning on December 31, 1997, less (ii) the largest number of Shares outstanding on any previous December 31; provided, however, that the above equation shall never result in a decrease in the maximum number of shares available under this Plan."

                               POWER-ONE, INC
                                     PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement, hereby appoints the President and Chief Executive Officer. Steven J. Goldman, and the Chief Financial Officer, Eddie K. Schnopp, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse, all common shares of Power-One, Inc. held of record by the undersigned on March 25, 1998, at the Annual Meeting of Stockholders to be held on Tuesday, May 5, 1998 at the Radisson Hotel, located at 30100 Agoura Road, Agoura Hills, California at 10:00 a.m. Los Angeles Time, and at any adjournment thereof.

                          (CONTINUED ON OTHER SIDE)

               PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A  /X/ PLEASE MARK YOUR
       VOTES AS INDICATED
       IN THIS EXAMPLE.



                       WITHHOLD
                 FOR   AUTHORITY                                                                            FOR   AGAINST  ABSTAIN
1. Election of   /  /     /  /    Nominees: Class I Directors:   2. Proposal to ratify the Appointment of   / /     / /      / /
   Directors                                Steven J. Goldman       Deloitte & Touche LLP as the
                                            Dr. Albert Y.C. Yu      Independent Auditors for the
                                                                    Company.
For, except vote withheld for the following
nominees:                                                        3. Proposal to approve the amendment       / /     / /      / /
                                                                    of the Company's 1996 Stock
                                                                    Incentive Plan.
-------------------------------------------
                                                                 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                                    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
                                                                 MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER.
                                                                 IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                                                                 THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD
                                                                 LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

                                                                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                                 USING THE ENCLOSED RETURN ENVELOPE.


                                                                                                        DATED:             , 1998
------------------------------------------  ------------------------------------------------------------      -------------
(SIGNATURE)                                 (SIGNATURE, IF HELD JOINTLY)

NOTED: Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, guardian, executor, administrator or trustee, please give full title as such. If a corporation, please sign in the corporate name by the president or other authorized office. If a partnership, please sign in the partnership name by an authorized person.